As filed with the Securities and Exchange Commission on March 16, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Marcus & Millichap, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	35-2478370
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

23975 Park Sorrento, Suite 400

Calabasas, California 91302

(Address of Principal Executive Offices)

Marcus & Millichap, Inc.

2013 Omnibus Equity Incentive Plan

(Full Title of the Plan)

Martin E. Louie

Chief Financial Officer

Marcus & Millichap, Inc.

23975 Park Sorrento, Suite 400

Calabasas, California 91302

(818) 212-2250

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Brett Cooper

Orrick, Herrington & Sutcliffe LLP

405 Howard Street

San Francisco, California 94105

(415) 773-5700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	3,300,000(2)	$26.77(3)	$88,341,000	$10,238.72

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of common stock (“Common Stock”) of Marcus & Millichap, Inc. (the “Registrant”) that become issuable under the Registrant’s 2013 Omnibus Equity Incentive Plan (the “2013 Plan”) by reason of any stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2)	Represents 3,300,000 additional shares of Common Stock reserved for future issuance under the evergreen provision of the 2013 Plan.
(3)	Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $26.77, the average of the high and low prices of Common Stock as reported on the New York Stock Exchange on March 10, 2017.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of registering an additional 3,300,000 shares of Common Stock to be issued pursuant to the 2013 Plan, which are the same class as those securities previously registered on an effective Form S-8 filed with the Securities and Exchange Commission on November 22, 2013 (File No. 333-192506) (the “2013 Registration Statement”), and the contents of the 2013 Registration Statement, as amended, or as modified or superseded pursuant to Rule 412 under the Securities Act, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Exhibits

See Index to Exhibits at the end of this Registration Statement, which are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California on March 16, 2017.

MARCUS & MILLICHAP, INC.

By:	/s/ Martin E. Louie
Martin E. Louie
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Hessam Nadji and Martin E. Louie, as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming that all such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hessam Nadji	Director, President and Chief Executive Officer	March 16, 2017
Hessam Nadji	(Principal Executive Officer)

/s/ Martin E. Louie	Chief Financial Officer	March 16, 2017
Martin E. Louie	(Principal Financial Officer)

/s/ Kurt H. Schwarz	Vice President of Finance and Chief Accounting Officer	March 16, 2017
Kurt H. Schwarz	(Principal Accounting Officer)

/s/ George M. Marcus	Director	March 16, 2017
George M. Marcus

/s/ William A. Millichap	Director	March 16, 2017
William A. Millichap

/s/ Norma J. Lawrence	Director	March 16, 2017
Norma J. Lawrence

/s/ Nicholas F. McClanahan	Director	March 16, 2017
Nicholas F. McClanahan

/s/ George T. Shaheen	Director	March 16, 2017
George T. Shaheen

/s/ Don C. Watters	Director	March 16, 2017
Don C. Watters

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature pages of the Registration Statement).